Exhibit A

(as of May 15, 2020)

Series of the Trust

Series	Effective Date
First Trust CEF Income Opportunity ETF	September 28, 2016
First Trust Municipal CEF Income Opportunity ETF	September 28, 2016
First Trust TCW Opportunistic Fixed Income ETF	February 13, 2017
EquityCompass Risk Manager ETF	January 19, 2017
EquityCompass Tactical Risk Manager ETF	January 19, 2017
First Trust TCW Unconstrained Plus Bond ETF	May 29, 2018
First Trust Low Duration Strategic Focus ETF	December 18, 2018
FT Cboe Vest U.S. Equity Buffer ETF – August	November 1, 2019
FT Cboe Vest U.S. Equity Deep Buffer ETF – August	November 1, 2019
FT Cboe Vest U.S. Equity Buffer ETF – November	November 1, 2019
FT Cboe Vest U.S. Equity Deep Buffer ETF – November	November 1, 2019
First Trust Active Factor Large Cap ETF	November 24, 2019
First Trust Active Factor Mid Cap ETF	November 24, 2019
First Trust Active Factor Small Cap ETF	November 24, 2019
FT Cboe Vest U.S. Equity Buffer ETF – February	February 5, 2020
FT Cboe Vest U.S. Equity Deep Buffer ETF – February	February 5, 2020
First Trust TCW Securitized Plus ETF	April 6, 2020
FT Cboe Vest U.S. Equity Buffer ETF – May	May 1, 2020
FT Cboe Vest U.S. Equity Deep Buffer ETF – May	May 1, 2020
First Trust Multi-Manager Large Growth ETF	May 15, 2020